Exhibit 10.07

Execution Version

RECLASSIFICATION AGREEMENT

by and among

MONRO, INC.

and

THE HOLDERS OF CLASS C CONVERTIBLE PREFERRED STOCK NAMED HEREIN

Dated as of May 12, 2023

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TABLE OF CONTENTS

(continued)

Annex A—Class C Stockholders and Holdings

Annex B—Form of Liquidation Preference Charter Amendment

Annex C—Form of Reclassification Charter Amendment

-ii-

RECLASSIFICATION AGREEMENT

This RECLASSIFICATION AGREEMENT (this “Agreement”) is made and entered into as of May 12, 2023, by and among Monro, Inc., a New York corporation (the “Company”), and each holder of Class C Convertible Preferred Stock of the Company, $1.50 par value per share (the “Class C Preferred Stock”) party hereto (each, a “Class C Stockholder,” and, collectively, the “Class C Stockholders”).

WHEREAS, as of the date hereof, the Class C Stockholders own beneficially and have the sole power to vote or direct the voting of all shares of Class C Preferred Stock issued and outstanding, each in the amounts as set forth on Annex A;

WHEREAS, the board of directors of the Company (the “Board”) has established a special committee of the Board consisting solely of certain directors of the Company who are independent of and disinterested from, in all material respects, the Class C Stockholders (the “Special Committee”) for the purpose of reviewing, evaluating and, if applicable, negotiating the terms of a reclassification of Class C Preferred Stock and related aspects of such reclassification (collectively, the “Reclassification Transaction”), which shall be effected by the filing of the Proposed Amendments (as defined below);

WHEREAS, the Special Committee and the Class C Stockholders have negotiated the terms and conditions of the Reclassification Transaction on the terms and subject to the conditions set forth in this Agreement, which Reclassification Transaction shall provide for, among other things, the filing of the Liquidation Preference Charter Amendment (as defined below) and, following the effectiveness of the Liquidation Preference Charter Amendment, the filing of the Reclassification Charter Amendment (as defined below and together with the Liquidation Preference Charter Amendment, the “Proposed Amendments”);

WHEREAS, the Liquidation Preference Charter Amendment shall provide for each Class C Stockholder’s right to receive, for each share of Class C Preferred Stock held by such holder upon a liquidation, dissolution or winding up of the affairs of the Company, an amount equal to the greater of (i) $1.50 per share and (ii) the amount such holder would have received had such share of Class C Preferred Stock been converted to shares of Common Stock of the Company, $0.01 par value per share (the “Common Stock”) immediately prior to such liquidation, dissolution or winding up;

WHEREAS, the Reclassification Charter Amendment shall provide for (i) the automatic conversion of each issued and outstanding share of Class C Preferred Stock into shares of Common Stock on the Sunset Date (as defined below), which shall result in such conversion prior to the record date for the 2026 Annual Meeting (as defined below), and (ii) the adjustment to the number of shares of Common Stock into which the shares of Class C Preferred Stock will convert as provided in the Reclassification Charter Amendment (such exchange ratio as adjusted thereby, the “Exchange Ratio”, and the additional shares of Common Stock to be received by the holders of Class C Preferred Stock as compared to the exchange ratio as existing as of the date hereof, the “Reclassification Consideration”);

WHEREAS, the consummation of the Reclassification Transaction is subject to the adoption of the Proposed Amendments by the stockholders of the Company as provided herein;

WHEREAS, the Special Committee has received the opinion of Kroll, LLC, operating through its Duff & Phelps Opinions Practice (“Duff & Phelps”), financial advisor to the Special Committee, dated on or about the date hereof, to the effect that, subject to the assumptions, limitations, qualifications and other matters considered in connection with the preparation of such opinion, as of the date of such opinion, the Exchange Ratio and the Reclassification Consideration are fair, from a financial point of view, to the holders of Common Stock other than any Class C Stockholders (the “Unaffiliated Common Stockholders”), solely in their capacity as such;

WHEREAS, the Special Committee has, among other things, unanimously (i) approved this Agreement and the Proposed Amendments and the consummation of the Reclassification Transaction and the other transactions contemplated by this Agreement, (ii) determined that the terms of this Agreement and the Proposed Amendments and the Reclassification Transaction and the other transactions contemplated by this Agreement are advisable, fair to, and in the best interests of, the Company and the Unaffiliated Common Stockholders, (iii) recommended that the Board approve this Agreement and the Proposed Amendments and declare that this Agreement and the Proposed Amendments are advisable, fair to and in the best interests of the Company and the Unaffiliated Common Stockholders, (iv) recommended that the Board authorize the Company to enter into this Agreement, and (v) recommended, subject to Board approval, that the Board (a) submit the approval and the adoption of the Proposed Amendments to the stockholders of the Company at the 2023 Annual Meeting, and (b) resolve to recommend that the stockholders of the Company approve and adopt the Proposed Amendments at the 2023 Annual Meeting;

WHEREAS, the Board, following receipt of the unanimous recommendation of the Special Committee, has, among other things, (i) approved this Agreement and the Proposed Amendments and the consummation of the Reclassification Transaction and the other transactions contemplated by this Agreement; (ii) determined and declared that the terms of this Agreement and the Proposed Amendments and the Reclassification Transaction and the other transactions contemplated by this Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Common Stockholders; (iii) resolved to have the Company enter into this Agreement; (iv) resolved to submit the approval and adoption of the Proposed Amendments to the stockholders of the Company at the 2023 Annual Meeting; and (v) resolved to recommend that the stockholders of the Company approve and adopt the Proposed Amendments at the 2023 Annual Meeting (the “Company Board Recommendation”); and

WHEREAS, each of the parties hereto intends for U.S. federal income tax purposes that (i) this Agreement constitutes, and is hereby adopted as, a “plan of reorganization” within the meaning of Section 368 of the Internal Revenue Code of 1986 (the “Code”), (ii) the Liquidation Preference Charter Amendment and the Reclassification Charter Amendment will each qualify as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code that does not give rise to taxable income under Section 305 of the Code, and (iii) the Company will be a party to each reorganization within the meaning of Section 368(b) of the Code (clauses (i)-(iii), the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, agreements and conditions set forth in this Agreement, the Company and the Class C Stockholders agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth below:

“2023 Annual Meeting” means the 2023 annual meeting of the Company’s stockholders, including any postponement or adjournment thereof.

“2024 Annual Meeting” means the 2024 annual meeting of the Company’s stockholders, including any postponement or adjournment thereof.

“2025 Annual Meeting” means the 2025 annual meeting of the Company’s stockholders, including any postponement or adjournment thereof.

“2026 Annual Meeting” means the 2025 annual meeting of the Company’s stockholders, including any postponement or adjournment thereof.

“beneficially own” and “beneficial ownership” shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act, except that such terms shall also include options, warrants, swaps, derivatives, convertible securities, stock appreciation rights and other rights or instruments, whether real or synthetic.

“Business Day” means any day other than a day on which commercial banks in the State of New York are authorized or obligated by Law to be closed.

“Company Securities” means (i) any shares of capital stock or other equity interests of the Company, (ii) any other securities of the Company granting voting rights, (iii) any warrants, options, convertible or exchangeable securities, subscriptions, calls or other rights (including any preemptive or similar rights) to subscribe for or purchase or acquire any of the securities described in the foregoing clauses (i) and (ii) or (iv) any security, instrument or agreement granting economic rights or benefits based upon the value or price of, or the value or price of which is determined by reference to, any of the securities described in the foregoing clauses (i) through (iii), regardless of whether such security, instrument or agreement is or may be settled in securities, cash or other assets.

“Encumbrances” means any and all liens, charges, security interests, claims, pledges, encumbrances, assessments, options, deeds of trust, judgments, voting trusts, charges and other similar restrictions.

“Governmental Authority” means any (a) regional, federal, state, provincial, local, foreign or international government, governmental or quasi-governmental authority, regulatory authority or administrative agency or (b) court, tribunal, arbitrator, arbitral body (public or private) or self-regulatory organization, including Nasdaq or any other stock exchange.

“Governmental Order” means any order, ruling, writ, judgment, injunction, decree, stipulation, approval, authorization or determination entered by any Governmental Authority.

“Class C Designee” means Peter J. Solomon; provided that, if Peter J. Solomon during his service as a director of the Company voluntarily resigns as a director of the Company, becomes unable to serve as a director of the Company as a result of incapacity or death, or indicates to the Board in writing that he is unwilling to stand for election as a director of the Company at the 2023 Annual Meeting, 2024 Annual Meeting, or 2025 Annual Meeting, as the case may be, or fails to be re-elected as a director at any annual meeting of the Company’s stockholders at which he was nominated for election pursuant to Section 5.7 (and the Board accepts his resignation, in the event there was no election contest at such annual meeting and he was standing for re-election), then, in each case, he shall no longer be a Class C Designee and the Class C Stockholders shall be entitled to designate a replacement individual reasonably acceptable to the nominating and corporate responsibility committee of the Board and such individual shall thereupon be deemed to be a “Class C Designee.”

“Law” means all applicable provisions of any law (including common law), statutes, constitutions, treaties, rules, regulations, ordinances, codes or Governmental Order.

“Liquidation Preference Charter Amendment” means the proposed amendment to the certificate of incorporation of the Company in substantially the form attached as Annex B.

“NYBCL” means the New York Business Corporation Law.

“person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

“Reclassification Charter Amendment” means the proposed amendments to the certificate of incorporation of the Company in substantially the form attached as Annex C.

“Representative” means, with respect to any person, such person’s directors, officers, employees, agents, advisors, attorneys, accountants, members, partners and other representatives.

“Sunset Date” means the earliest to occur of (a) the third (3rd) anniversary of the date of the 2023 Annual Meeting, (b) the first business day immediately prior to the record date established for the determination of the stockholders of the Company entitled to vote at the 2026 Annual Meeting and (c) the date on which the Class C Stockholders, in the aggregate, cease to beneficially own at least fifty percent (50%) of all shares of Class C Preferred Stock issued and outstanding as of the date hereof (adjusted for any stock dividend, stock split, reverse stock split or similar transaction after the date hereof) (or any successor security).

“Tax” or “Taxes” means any federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, statement, claim for refund, election, estimate, report, form and information return and any schedule, attachment or amendment thereto relating to Taxes.

1.2 Interpretation. When a reference is made in this Agreement to Sections or Annexes, such reference shall be to a Section of or Annex to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term “parties” shall mean the Company and the Class C Stockholders, and the term “party” shall be deemed to refer to either the Company, on the one hand, or the Class C Stockholders, on the other hand, as the case may be. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Except as otherwise specified, any reference to a contract, instrument or other document as of a given date means the contract, instrument or other document as amended, supplemented and modified. Except as otherwise specified, any reference to a Law shall be deemed to refer to such Law as amended from time to time and to any rules or regulations promulgated thereunder. Words in singular will be held to include the plural and vice versa and a word of one gender will be held to include the other genders as the context requires. The word “or” will not be exclusive. The phrases “the date of this Agreement” and “the date hereof” shall be deemed to refer to the date set forth on the cover of this Agreement. References to “dollars” and “$” means U.S. dollars. The parties agree that this Agreement is the product of discussions and negotiations between the parties and their respective advisors, each of the parties was represented by counsel in connection therewith and, accordingly, this Agreement and any document generated in connection herewith shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any document to be drafted.

ARTICLE II

THE CLOSING

2.1 Closing. Unless another time, date, place or such other manner is mutually agreed in writing between the Company and the Class C Stockholders, the closing of the Reclassification Transaction (the “Closing”) shall take place through the electronic exchange of deliverables and release of signatures for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VI at or around 9:00 a.m., Eastern Time, on the earliest practicable day (but no later than the third Business Day) following satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions). The date on which the Closing occurs shall be the “Closing Date.”

2.2 Effectiveness of Reclassification Transaction.

(a) At the Closing, the Company shall file the Liquidation Preference Charter Amendment with the Department of State of the State of New York, and the Liquidation Preference Charter Amendment shall become effective on the date and at the time of the acceptance for record of the Liquidation Preference Charter Amendment by the Department of State of the State of New York (the “Initial Filing Effective Time”).

(b) Promptly following and not prior to the Initial Filing Effective Time, the Company shall file the Reclassification Charter Amendment with the Department of State of the State of New York, and the Reclassification Charter Amendment shall become effective on the date and at the time of the acceptance for record of the Reclassification Charter Amendment by the Department of State of the State of New York (the “Effective Time”).

(c) Promptly following the Reclassification Transaction, the Company shall arrange for the replacement of any stock certificates for Class C Preferred Stock (or, in the case of shares of Class C Preferred Stock held in book-entry form, book-entries with respect thereto) with book-entries in respect of each share of issued and outstanding share of Class C Preferred Stock which has been adjusted by the Reclassification Transaction, if applicable.

2.3 Adjustments. The Reclassification Consideration shall be adjusted to the extent appropriate to reflect the effect of any stock split, reverse stock split, stock dividend or stock distribution of Common Stock or Class C Preferred Stock, issuances of any securities convertible to any such securities outside of the ordinary course or any other reorganization, recapitalization, reclassification or other like change with respect to Common Stock or Class C Preferred Stock having a record date occurring on or after the date of this Agreement and prior to the Effective Time, which shall be reflected in the Reclassification Charter Amendment as filed pursuant to Section 2.2(b).

2.4 Tax Withholding. The Company (and any agent of the Company) shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement, any taxes that are required to be deducted or withheld under applicable Tax Law with respect to the making of such payment. To the extent that amounts are so deducted or withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding were made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

In order to induce the Class C Stockholders to enter into this Agreement, the Company hereby represents and warrants to the Class C Stockholders as follows:

3.1 Corporate Power and Authority. The Company is a duly organized and validly existing corporation under the Laws of the State of New York and in good standing with the Department of State of the State of New York. The Company has all requisite corporate power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject to receipt of the Requisite Stockholder Approval at a meeting of the Company’s stockholders duly called and held at which a quorum was established. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by each of the Class C Stockholders) constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and other similar Laws and (ii) general principles of equity, including equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity (collectively, the “Enforceability Exceptions”).

3.2 Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of the Company consists of 65,000,000 shares of Common Stock, 150,000 shares of Class C Preferred Stock and 4,750,000 shares of series preferred stock of the Company, $0.01 par value per share (the “Series Preferred Stock”). As of May 9, 2023, (i) 31,413,857 shares of Common Stock were issued and outstanding, (ii) 19,664 shares of Class C Preferred Stock were issued and outstanding, (iii) 8,561,121 shares of Common Stock were held in the treasury of the Company and (iv) no shares of Serial Preferred Stock were issued and outstanding.

(b) Upon the consummation of the Reclassification Transaction, the shares of Common Stock into which the shares of Class C Preferred Stock are being reclassified pursuant to the Reclassification Charter Amendment will be duly authorized, validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive rights or similar rights.

3.3 Conflicts; Consents and Approvals. The execution and delivery of this Agreement by the Company, and, subject to the adoption of the Proposed Amendments by the stockholders of the Company and the filing of the Proposed Amendments with the Department of State of the State of New York, the consummation of the Reclassification Transaction and the other transactions contemplated hereby by the Company do not and will not (a) violate, conflict with, or result in a breach of any provision of, or constitute a default under the Company’s certificate of incorporation in effect as of the Closing (the “Current Charter”) or the Company’s amended and restated bylaws in effect as of the Closing (the “Company Bylaws”), (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice or lapse of time or both, would become a default) under, or entitle any person to terminate, accelerate, modify or call a default under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which the Company is a party (other than any compensation or similar plan or arrangement), (c) violate any Law applicable to the Company, or (d) subject to receipt of the Requisite Stockholder Approval, the filing of the Proposed Amendments with the Department of State of the State of New York, compliance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), including required filings with the U.S. Securities and Exchange Commission (the “SEC”), required filings pursuant to state securities or “blue sky” Laws and the approval by the Nasdaq Stock Market (“Nasdaq”) of the shares of Common Stock into which the Class C Preferred Stock shall be reclassified by virtue of the Reclassification Charter Amendment for listing (subject to official notice of issuance), require any action or consent or approval of, or review by, or registration or material filing by the Company with, any Governmental Authority, except, with respect to clauses (b), (c) and (d), as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Company or prevent or materially impair or materially delay the consummation of the Reclassification Transaction and the other transactions contemplated hereby.

3.4 Board Recommendation. In accordance with the applicable provisions of the NYBCL, the Current Charter and the Company Bylaws, the Board, at a meeting duly called and held, following receipt of the unanimous recommendation of the Special Committee: (a) approved this Agreement and the Proposed Amendments and the consummation of the Reclassification Transaction and the other transactions contemplated by this Agreement; (b) determined and declared that the terms of this Agreement and the Proposed Amendments and the Reclassification Transaction and the other transactions contemplated by this Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Common Stockholders; (c) resolved to have the Company enter into this Agreement; (d) resolved to submit the approval and adoption of the Proposed Amendments to the stockholders of the Company at the 2023 Annual Meeting; and (e) resolved to make the Company Board Recommendation.

3.5 Fairness Opinion. The Special Committee has received the opinion of Duff & Phelps, financial advisor to the Special Committee, dated on or about the date hereof, to the effect that, subject to the assumptions, limitations, qualifications and other matters considered in connection with the preparation of such opinion, as of the date of such opinion, the Exchange Ratio and the Reclassification Consideration are fair, from a financial point of view, to the Unaffiliated Common Stockholders, solely in their capacity as such.

3.6 Litigation. As of the date hereof, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened, against the Company, at Law or in equity, or before any Governmental Authority, that would reasonably be expected to, individually or in the aggregate, prevent or materially impair or materially delay the consummation of the Reclassification Transaction and the other transactions contemplated by this Agreement.

3.7 Finders’ Fees. Other than Duff & Phelps, no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company is entitled to any fee or commission from the Company in connection with the consummation of the Reclassification Transaction.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE CLASS C STOCKHOLDERS

In order to induce the Company to enter into this Agreement, each Class C Stockholder represents and warrants to the Company as follows:

4.1 Title to Shares. As of the date hereof, the Class C Stockholders own beneficially 160,967 shares of Common Stock and 19,664 shares of Class C Preferred Stock (collectively, the “Covered Shares”). The Class C Stockholders own beneficially, and the Class C Stockholders have the sole power to vote or direct the voting of, all shares of Class C Preferred Stock, each in the amounts as set forth on Annex A. No Class C Stockholder is a party or subject to any option, warrant, purchase right, subscription right, conversion right, exchange right, preemptive right, right of first refusal, call right or other similar right that could require such Class C Stockholder to sell, transfer or otherwise dispose of any shares of Class C Preferred Stock. No Class C Stockholder is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any shares of Class C Preferred Stock, other than this Agreement and the irrevocable proxy delivered pursuant to Section 5.3(b). None of the Class C Stockholders holds, owns, or has the power to vote, directly or indirectly, any Company Securities other than the Covered Shares.

4.2 Power and Authority. If such Class C Stockholder is an individual, such Class C Stockholder has all requisite capacity to execute and deliver this Agreement and perform such Class C Stockholder’s obligations hereunder. If such Class C Stockholder is not an individual, such Class C Stockholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Class C Stockholder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Class C Stockholder. This Agreement has been duly executed and delivered by the Class C Stockholders, and (assuming due authorization, execution and delivery by the Company) constitutes the legal, valid and binding obligation of the Class C Stockholders, enforceable against each Class C Stockholder in accordance with its terms, subject to the Enforceability Exceptions.

4.3 Conflicts; Consents and Approvals. The execution and delivery of this Agreement by such Class C Stockholder, and the consummation of the Reclassification Transaction and the other transactions contemplated hereby by such Class C Stockholder do not and will not (a) if such Class C Stockholder is not an individual, violate, conflict with, or result in a breach of any provision of, or constitute a default under any governing or organizational documents of such Class C Stockholder, (b) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on such property or asset of such Class C Stockholder pursuant to, any contract to which such Class C Stockholder is a party or by which such Class C Stockholder or any property or asset of such Class C Stockholder is bound or affected, (c) violate any Law applicable to such Class C Stockholder or any of such Class C Stockholder’s properties or assets or (d) require any action or consent or approval of, or review by, or registration or material filing by such Class C Stockholder with, any Governmental Authority except, with respect to clauses (b), (c) and (d), as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Class C Stockholders or prevent or materially impair or materially delay the consummation of the Reclassification Transaction and the other transactions contemplated by this Agreement.

4.4 Litigation. As of the date hereof, there are no actions, suits or proceedings pending or, to the knowledge of such Class C Stockholder, threatened, against any Class C Stockholder, at Law or in equity, or before any Governmental Authority, that would reasonably be expected to, individually or in the aggregate, prevent or materially impair or materially delay the consummation of the Reclassification Transaction and the other transactions contemplated by this Agreement.

4.5 Finders’ Fees. No investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Class C Stockholders is entitled to any fee or commission from the Company in connection with the consummation of the Reclassification Transaction.

ARTICLE V

COVENANTS

5.1 2023 Annual Meeting. The Company shall submit to its stockholders at the 2023 Annual Meeting a proposal seeking the approval and adoption of each of the Liquidation Preference Charter Amendment and the Reclassification Charter Amendment, by (a) a majority of the issued and outstanding shares of Common Stock held by all holders of Common Stock, voting as a separate voting class, (b) a majority of the issued and outstanding shares of Common Stock held by the Unaffiliated Common Stockholders, voting as a separate voting class, and (c) a majority of the issued and outstanding shares of Class C Preferred Stock, voting as a separate voting class (such approval with respect to the Liquidation Preference Charter Amendment, the “Liquidation Preference Charter Amendment Approval”, and such approval with respect to the Reclassification Charter Amendment, the “Reclassification Charter Amendment Approval” and such approvals, collectively, the “Requisite Stockholder Approval”). The Company shall use its reasonable efforts to (i) solicit from its stockholders proxies in favor of the approval of the Proposed Amendments and (ii) take all other actions reasonably necessary or advisable to seek to secure the Requisite Stockholder Approval.

5.2 Proxy Materials.

(a) The Company shall prepare and file with the SEC a proxy statement in connection with the 2023 Annual Meeting (as amended and supplemented from time to time, the “Proxy Statement”) and promptly after such filing, mail the Proxy Statement to the Company’s stockholders in connection with the 2023 Annual Meeting. The Proxy Statement shall include (i) the Company Board Recommendation and (ii) the unanimous recommendation of the Special Committee to the Board that the Board determine that the Proposed Amendments are advisable, fair to, and in the best interests of, the Company and the Unaffiliated Common Stockholders, and (iii) the recommendation of the Board to the stockholders of the Company that they approve and adopt the Proposed Amendments.

(b) The Company and the Class C Stockholders shall cooperate and consult with each other in the preparation of the Proxy Statement, which shall comply as to form, in all material respects, with the requirements of the Exchange Act. Without limiting the generality of the foregoing, the Class C Stockholders shall (i) furnish to the Company the information relating to the Class C Stockholders required by the Exchange Act to be set forth in the Proxy Statement, which shall not, on the date the Proxy Statement or any amendment or supplement is mailed to the Company’s stockholders or at the time of the 2023 Annual Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) cooperate with the Company in responding to any comments made by the staff of the SEC with respect thereto. The Class C Stockholders and their counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement related to the Reclassification Transaction and any amendments or supplements thereto (which comments the Company will consider in good faith) before the filing thereof with the SEC. In the event of a disagreement between the Company and the Class C Stockholders (or their respective counsel) as to whether information or comments provided by the Class C Stockholders should be included or reflected in the Proxy Statement, the Company shall include any factually accurate information and reflect any comments that, after good faith discussion with between the parties and their respective counsel, the Company believes is reasonably necessary to ensure that the holders of Common Stock are able to make an informed decision, in accordance with applicable Law. The Company shall have no liability for statements made in the Proxy Statement based on information or materials provided by or on behalf of the Class C Stockholders or their Representatives expressly for inclusion or incorporation by reference in the Proxy Statement.

(c) The Company will promptly notify the Class C Stockholders of the receipt of any comments from the staff of the SEC with respect to the Proxy Statement and of any request by the staff of the SEC for amendments of, or supplements to, the Proxy Statement related to the Reclassification Transaction.

5.3 Voting; Restriction on Transfers and Pledges.

(a) Until the earlier of (i) the Closing Date and (ii) the termination of this Agreement pursuant to Article VII, each Class C Stockholder hereby irrevocably and unconditionally agrees, at the 2023 Annual Meeting and at any special meeting of the Company’s stockholders called for the purposes of obtaining the Requisite Stockholder Approval, however called, including any postponement or adjournment thereof, in each case to the extent relating to or reasonably expected to affect or concern the Reclassification Transaction, that such Class C Stockholder shall, in each case to the fullest extent that such Class C Stockholder is entitled to vote its Covered Shares:

(i) to appear, in person or by proxy, at each such meeting or otherwise cause its Covered Shares to be counted as present thereat for purposes of determining a quorum; and

(ii) to vote (or cause to be voted), in person or by proxy (returned sufficiently in advance of the deadline for proxy voting for the Company to have the reasonable opportunity to verify receipt), its Covered Shares (A) in favor of approving the Proposed Amendments and any action reasonably requested by the Company in furtherance of the foregoing, including any proposal to postpone or adjourn any meeting of the Company’s stockholders at which the Proposed Amendments are submitted for the consideration and vote of the Company’s stockholders to a later date if there are not sufficient votes for approval of such matters or to establish a quorum on the date on which the meeting is held; (B) unless otherwise directed in writing by the Special Committee, against any action, agreement or transaction that would reasonably be expected to (1) be inconsistent with or contrary to the terms and conditions of any Proposed Amendment or (2) result in any of the conditions set forth in Article VI not being satisfied on or before the Outside Date; (C) unless otherwise directed in writing by the Special Committee, against any nominees for election as directors of the Company at the 2023 Annual Meeting other than those nominees recommended by the Board or required to be recommended by the Board in accordance with Section 5.7; and (D) against any other action, agreement or transaction involving the Company or any of its subsidiaries, including any change in the present capitalization of the Company or any amendment or other change to the Current Charter (other than any amendment or change consistent with the Proposed Amendments) or the Company Bylaws, that is intended, or would reasonably be expected, to prevent or impair or delay the consummation of the Reclassification Transaction or the other transactions contemplated by this Agreement or the performance by the Company or by such Class C Stockholder of its obligations under this Agreement.

(b) Each Class C Stockholder hereby irrevocably appoints, and at the written request of the Company will cause any trust, limited partnership or other entity holding any Covered Shares over which the applicable Class C Stockholder exercises direct or indirect voting control, to irrevocably appoint, as its and their proxy and attorney-in-fact, the Class C Stockholder Agent with full power of substitution and resubstitution, to vote such Class C Stockholder’s Covered Shares in accordance with Section 5.3(a) at the 2023 Annual Meeting (including any adjournment or postponement thereof) prior to the termination of this Agreement in accordance with Article VII; provided, for the avoidance of doubt, that each Class C Stockholder shall retain at all times the right to vote such Class C Stockholder’s Covered Shares (or to direct how such Covered Shares shall be voted) in such Class C Stockholder’s sole discretion on matters other than those described in Section 5.3(a). This proxy is given as an additional inducement of the Company to enter into this Agreement and shall be irrevocable prior to the termination of this Agreement in accordance with Article VII, at which time any such proxy shall terminate. The Company may terminate this proxy with respect to such Class C Stockholder at any time at its sole election by written notice provided to such Class C Stockholder.

(c) Each Class C Stockholder hereby covenants and agrees that, prior to the earlier of the Closing or the termination of this Agreement pursuant to Article VII, it shall not, directly or indirectly (i) except as set forth in this Agreement or otherwise in existence among the Class C Stockholders as of the date hereof, grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any shares of Class C Preferred Stock, (ii) except as permitted under the Current Charter, pledge, hypothecate, convert, sell, exchange, donate, assign, transfer, distribute, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect pledge, hypothecation, conversion, sale, exchange, donation, assignment, transfer, distribution, Encumbrance or other disposition of, any shares of Class C Preferred Stock, or (iii) enter into any hedging, derivative, swap or other financial risk management contract with respect to any shares of Class C Preferred Stock.

(d) The Class C Stockholders hereby covenant and agree that, (i) until the earlier of the Closing or the termination of this Agreement pursuant to Article VII, the Class C Stockholders shall continue to hold the power to vote or direct the voting of at least a majority of the issued and outstanding Class C Preferred Stock, and (ii) no Class C Stockholder will knowingly take any action that would reasonably be expected to result in the Class C Stockholders failing to comply with this Section 5.3(d).

(e) Following the date hereof and prior to the earlier of the Closing or the termination of this Agreement pursuant to Article VII, in the event that any Class C Stockholder acquires additional Company Securities, (i) such Class C Stockholder(s) shall promptly notify the Company of such additional Company Securities (it being understood that public filings disclosing such acquisition shall be deemed to constitute notice), and (ii) such Company Securities shall, immediately upon such acquisition and without further action of the parties, be deemed Covered Shares subject to this Section 5.3.

5.4 Section 16 Matters. Prior to the consummation of the Reclassification Transaction, the Company shall take all reasonable steps to cause the transactions contemplated by this Agreement, including any dispositions or deemed dispositions of the shares of Class C Preferred Stock and acquisitions or deemed acquisitions of Common Stock by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

5.5 Further Assurances.

(a) Each of the parties hereto shall use all reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things necessary, proper or advisable under applicable Law, to carry out the provisions of this Agreement and to consummate and make effective the Reclassification Transaction and the other transactions contemplated by this Agreement.

(b) Each of the parties hereto agrees to cooperate and use its reasonable best efforts, at the Company’s expense, to contest and resist any action, including administrative or judicial action, and to have vacated, lifted, reversed or overturned as promptly as possible any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect that restricts, prevents or prohibits the consummation of the Reclassification Transaction or any of the other transactions contemplated by this Agreement, including by pursuing all reasonably available avenues of administrative and judicial appeal.

5.6 Public Announcement. The parties hereto hereby approve the issuance of the public announcement of this Agreement pursuant to a press release in substantially the form previously reviewed by the parties, with such other changes reasonably requested by the Company, the Class C Stockholders or the Special Committee, subject to the prior approval of the other party (which approval will not be unreasonably withheld, delayed or conditioned) and of the Special Committee. The parties hereto shall consult with and obtain the approval of the other party (which approval will not be unreasonably withheld, delayed or conditioned) and of the Special Committee before issuing any other press release or making any other public announcement or communication with respect to this Agreement, the Reclassification Transaction or the other transactions contemplated hereby; provided that the prior consent of the other party or of the Special Committee shall not be required with respect to the issuance of any press release or the making of any other public announcement or communication that (a) is consistent in all material respects with a press release or other public announcement or communication previously approved by such other party and the Special Committee or (b) is required by applicable law or any listing agreement with any national securities exchange, in which case covered by this clause (b) the parties shall consult with each other before issuing such press release or making such public announcement or communication, to the extent permitted by law (it being understood that the Proxy Statement shall be governed by Section 5.2 and not this Section 5.6).

5.7 Governance Matters.

(a) The Board (and all applicable committees thereof) shall nominate the Class C Designee for election as a director of the Company at each of the 2023 Annual Meeting, 2024 Annual Meeting and 2025 Annual Meeting and recommend to the Company’s stockholders that they vote to elect the Class C Designee at such annual meeting. The Company agrees to include in the Company’s proxy statement with respect to each such annual meeting the Class C Designee in the slate of nominees recommended by the Board (and all applicable committees thereof).

(b) The Board shall recommend and solicit proxies for the election of the person nominated pursuant to Section 5.7(a) at the 2023 Annual Meeting, 2024 Annual Meeting and 2025 Annual Meeting, as applicable, in the same manner as for the other nominees nominated for election by the Board (or any committee thereof) as a director.

(c) Notwithstanding anything to the contrary set forth herein, any obligation of the Company and the Board (or any committee thereof) contained in this Section 5.7 shall immediately and permanently terminate in the event that at any time prior to the Sunset Date the Class C Stockholders, in the aggregate, cease to beneficially own at least fifty percent (50%) of all shares of Class C Preferred Stock issued and outstanding as of the date hereof (adjusted for any stock dividend, stock split, reverse stock split or similar transaction after the date hereof) (or any successor security). In connection with each of the 2023 Annual Meeting, 2024 Annual Meeting and 2025 Annual Meeting, the Board shall be entitled to request from the Class C Stockholders information setting forth the beneficial ownership of shares of Class C Preferred Stock (or any successor security) by the Class C Stockholders.

5.8 Tax Matters. The parties hereto will prepare and file all Tax Returns consistent with the Intended Tax Treatment and will not take any inconsistent position on any Tax Return or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required following the resolution of a diligently contested audit.

5.9 Fees and Expenses; Indemnification.

(a) Promptly following the earlier of (a) the Closing Date and (ii) any termination of this Agreement pursuant to Article VII, the Company shall pay (or reimburse the Class C Stockholders for amounts already paid in respect of) the reasonable, documented and out-of-pocket fees and expenses of the Class C Stockholders incurred in connection with negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Reclassification Transaction, up to an aggregate amount of $300,000 (the “Reimbursable Expenses Cap”), unless otherwise agreed in writing between the parties. For the avoidance of doubt, no “Losses” indemnifiable by the Company to any Indemnified Party pursuant to Section 5.9(b) shall count towards the Reimbursable Expenses Cap.

(b) The Company hereby covenants and agrees to indemnify, defend and hold harmless each Class C Stockholder, the Family Members (as defined in the Current Charter) of such Class C Stockholder, and the directors, managers, partners, trustees, officers, employees, agents and other Representatives of the foregoing (each, an “Indemnified Party”) against any and all Losses incurred in connection with, arising out of or resulting from any Reclassification Transaction Action to the extent permitted by applicable Law. For the purposes of this Section 5.9(b), (i) “Losses” shall mean any out-of-pocket costs and expenses incurred by an Indemnified Party related to a Reclassification Transaction Action but shall not include, for clarity, any loss, liability or damage with respect to Taxes, and (ii) “Reclassification Transaction Actions” shall mean any claims, demands, actions, proceedings or investigations related to this Agreement or the transactions contemplated hereby, including the Reclassification Transaction (including any of the foregoing brought by any actual or purported stockholders, directors, officers or employees of the Company related thereto), other than any (i) claims, demands, actions or proceedings brought by the Company against any Class C Stockholder for breach of this Agreement, or (ii) claims, demands, actions or proceedings (including any of the foregoing brought by any actual or purported stockholders, directors, officers or employees of the Company), in the case of each of (i) and (ii), that are finally adjudicated by a court of competent jurisdiction, evidenced by a final, non-appealable judgment or order, that any Class C Stockholder breached this Agreement or, in such Class C Stockholder’s capacity as a director of the Company, has breached such Class C Stockholder’s fiduciary duties owed to the Company or stockholders of the Company.

(c) The Indemnified Parties shall be third-party beneficiaries of Section 5.9(b).

ARTICLE VI

CONDITIONS PRECEDENT

6.1 Conditions to Each Party’s Obligation. The respective obligation of each party to consummate the Closing shall be subject to the satisfaction or, to the extent permitted by Law, waiver (except for Section 6.1(a), which shall not be waivable) at or prior to the Closing of the following conditions:

(a) Requisite Stockholder Approval. In the case of the Liquidation Preference Charter Amendment, the Liquidation Preference Charter Amendment Approval shall have been obtained, and in the case of the Reclassification Charter Amendment, the Requisite Stockholder Approval shall have been obtained.

(b) No Injunctions or Restraints. No Governmental Order issued by any court of competent jurisdiction or other Governmental Authority or other restraint or prohibition under Law (whether temporary, preliminary or permanent) preventing, prohibiting or enjoining the consummation of the Reclassification Transaction or the Proposed Amendments from becoming effective (any of the foregoing, a “Legal Restraint”) shall have been issued or come into effect.

6.2 Additional Conditions to the Company’s Obligation. The obligation of the Company to consummate the Closing shall be subject to the satisfaction or, to the extent permitted by Law, waiver at or prior to the Closing Date of the following additional conditions:

(a) Representations and Warranties. (i) Each of the representations and warranties of the Class C Stockholders contained in Section 4.1, Section 4.2 and Section 4.3(a) shall be true and correct in all respects (except for any de minimis inaccuracies) on the date of this Agreement and on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation and warranty, by its terms, is expressly limited to a specific date, in which case such representation and warranty shall be true and correct in all respects (except for any de minimis inaccuracies) as of such date) and (ii) each of the other representations and warranties of the Class C Stockholders contained in this Agreement shall be true and correct in all material respects on the date of this Agreement and on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation and warranty, by its terms, is expressly limited to a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such date).

(b) Performance of Obligations. Each Class C Stockholder shall have performed in all material respects all of the obligations under this Agreement required to be performed by such Class C Stockholder at or prior to the Closing.

(c) Class C Stockholders’ Certificate. The Company shall have received a certificate of the Class C Stockholders, signed by the Class C Stockholder Agent and dated as of the Closing Date, certifying that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.

6.3 Additional Conditions to the Class C Stockholders’ Obligation. The obligations of the Class C Stockholders to consummate the Closing shall be subject to the satisfaction or, to the extent permitted by Law, waiver at or prior to the Closing Date of the following additional conditions:

(a) Representations and Warranties. (i) Each of the representations and warranties of the Company contained in Section 3.1, Section 3.2 and Section 3.3(a) shall be true and correct in all respects (except for any de minimis inaccuracies) on the date of this Agreement and on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation and warranty, by its terms, is expressly limited to a specific date, in which case such representation and warranty shall be true and correct in all respects (except for any de minimis inaccuracies) as of such date) and (ii) each of the other representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date of this Agreement and on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date).

(b) Performance of Obligations. The Company shall have performed in all material respects all of the obligations under this Agreement required to be performed by the Company at or prior to the Closing Date.

(c) Officer’s Certificate. The Class C Stockholders shall have received a certificate of the Company signed by an executive officer of the Company for and on behalf of the Company and dated as of the Closing Date certifying that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

ARTICLE VII

TERMINATION

7.1 Termination. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

(a) by mutual written consent of the Company and the Class C Stockholder Agent (on behalf of the Class C Stockholders);

(b) by the Company, if there has been any breach by the Class C Stockholders of any representation, warranty, covenant or agreement of the Class C Stockholders contained in this Agreement which breach (i) would prevent the satisfaction of any of the conditions set forth in Section 6.1 or Section 6.2 and (ii) has not been waived by the Company or, if capable of being cured, cured by the Class C Stockholders within sixty days after the Class C Stockholders’ receipt of written notice thereof from the Company or is incapable of being cured; provided that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to the Company at any time that the Company is in material breach of any representation, warranty, covenant or agreement of the Company hereunder, which material breach has not been waived by the Class C Stockholders or, if capable of cure, has not been cured by the Company;

(c) by the Class C Stockholder Agent (on behalf of the Class C Stockholders), if there has been any breach by the Company of any representation, warranty, covenant or agreement of the Company contained in this Agreement which breach (i) would prevent the satisfaction of any of the conditions set forth in Section 6.1 or Section 6.3 and (ii) has not been waived by the Class C Stockholders or, if capable of being cured, cured by the Company within sixty days after the Company’s receipt of written notice thereof from the Class C Stockholders or is incapable of being cured; provided that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to the Class C Stockholders at any time that the Class C Stockholders are in material breach of any representation, warranty, covenant or agreement of the Class C Stockholders hereunder, which material breach has not been waived by the Company or, if capable of cure, has not been cured by the Class C Stockholders;

(d) by the Company or the Class C Stockholder Agent (on behalf of the Class C Stockholders), if the Closing does not occur on or prior to December 31, 2023, subject to any extensions of such date as may be mutually agreed by the parties in writing (the “Outside Date”); provided that no party shall be entitled to terminate this Agreement pursuant to this Section 7.1(d) if such party is then in breach of any representation, warranty, covenant or agreement hereunder, which breach has been the primary cause of or resulted in the failure of the transactions contemplated hereby to be consummated on or prior to the Outside Date;

(e) by the Company or the Class C Stockholder Agent (on behalf of the Class C Stockholders), if the Requisite Stockholder Approval shall not have been obtained at the 2023 Annual Meeting; provided that the right to terminate this Agreement pursuant to this Section 7.1(e) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of or resulted in the failure to obtain the Requisite Stockholder Approval; or

(f) by the Company or the Class C Stockholder Agent (on behalf of the Class C Stockholders), if any permanent Legal Restraint shall have been issued or come into effect that permanently prevents, prohibits or enjoins the consummation of the Reclassification Transaction or the Proposed Amendments from becoming effective, and such Legal Restraint shall have become final and non-appealable.

7.2 Notice of Termination. In the event of a termination by the Company or the Class C Stockholder Agent (on behalf of the Class C Stockholders) pursuant to this Article VII, written notice thereof shall forthwith be given to the other party or parties, and the transactions contemplated by this Agreement shall be terminated, without further action by any party. No termination of this Agreement by the Company shall be effective unless and until such action is approved by the Special Committee.

7.3 Effect of Termination and Abandonment. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Article VII, this Agreement shall become void, and of no further force and effect; provided that Section 5.9, this Section 7.3 and Article VIII shall survive such termination. Nothing in this Article VII shall be deemed to release any party from any liability for any willful or material breach by such party of the terms and provisions of this Agreement, or to impair the right of any party to compel specific performance by another party of its obligations under this Agreement.

ARTICLE VIII

MISCELLANEOUS

8.1 Class C Stockholder Agent. Each Class C Stockholder hereby appoints Peter J. Solomon, a Class C Stockholder, as the Class C Stockholder Agent. For purposes of this Agreement, the term “Class C Stockholder Agent” means the agent for and on behalf of the Class C Stockholders to (a) give and receive notices and communications to or from the Company (on behalf of himself and any other Class C Stockholders) relating to this Agreement or any of the transactions and other matters contemplated by this Agreement, (b) provide any consents hereunder, including with respect to any proposed settlement of any claims or agree to any amendment to this Agreement, and (c) take all actions necessary or appropriate in the judgment of the Class C Stockholder Agent for the accomplishment of the foregoing, in each case without having to seek or obtain the consent of any person under any circumstance. The Company will be entitled to rely on the appointment of Peter J. Solomon as the Class C Stockholder Agent and treat such Class C Stockholder Agent as the duly appointed attorney-in-fact of each Class C Stockholder and as having the duties, power and authority provided for herein. The Class C Stockholders will be bound by all actions taken and documents executed by the Class C Stockholder Agent in connection with this Agreement, and the Company and the other Class C Stockholders will be entitled to rely exclusively on any action or decision of the Class C Stockholder Agent. The person serving as the Class C Stockholder Agent may be removed or replaced from time to time by the holders of a majority in interest of the shares of Class C Preferred Stock upon not less than 10 days’ prior written notice to the Company.

8.2 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile, portable document format (.pdf) or other electronic transmission or any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com), each of which shall be an original, and which together shall constitute one and the same Agreement. Any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.3 Entire Agreement. This Agreement (including the Annexes attached hereto) constitute the entire agreement among the parties, and supersede any prior agreements, understandings, arrangements or representations, by or among the parties, written and oral, with respect to the subject matter hereof.

8.4 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced as a result of any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally intended to the greatest extent possible.

8.5 Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to create any third-party beneficiaries (except (a) as set forth in Section 5.9(c) and (b) that the Special Committee shall be a third-party beneficiary of this Agreement in respect of all rights and powers afforded to the Special Committee hereunder).

8.6 Governing Law; Submission to Jurisdiction; WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause or permit the application of laws of any jurisdictions other than those of the State of New York. Each of the parties hereto (a) irrevocably and unconditionally submits to the exclusive personal jurisdiction of the United States District Court for the Southern District of New York, or, if that court does not have jurisdiction, another state or federal court sitting in New York, New York (and in each case, any appellate courts thereof) in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) irrevocably and unconditionally agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 8.9. Nothing in this Section 8.6, however, shall affect the right of any party to serve legal process in any other manner permitted by law. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY (X) MAKES THIS WAIVER VOLUNTARILY AND (Y) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 8.6.

8.7 Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or was otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at Law or in equity. The parties further agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

8.8 Amendment. This Agreement may not be altered, amended or supplemented, except by an agreement in writing signed by the parties hereto; provided that the Company shall not agree to amend this Agreement unless and until such amendment is approved by the Special Committee.

8.9 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing, and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by email or by courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.9):

if to the Company, to:

Monro, Inc.

c/o the Special Committee of the Board of Directors

200 Holleder Parkway

Rochester, NY 14615

Attention: Maureen E. Mulholland

Email: ####@monro.com

with a copy, which shall not constitute notice, to:

Cooley LLP

55 Hudson Yards

New York, NY 10001

Attention: William B. Sorabella

Email: ####@cooley.com

and

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

Attention: Steven R. Shoemate

Email: ####@gibsondunn.com

if to the Class C Stockholders or the Class C Stockholder Agent, to:

Solomon Partners

Attn: Peter J. Solomon

1345 6th Avenue, Floor 31

New York, NY 10105

Email: ####@solomonpartners.com

with a copy, which shall not constitute notice, to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Mario A. Ponce

Email: ####@stblaw.com

8.10 Assignment. Neither this Agreement, nor any of the rights, interests or obligations hereunder, shall be assigned by any party hereto without the other party’s or parties’ prior written consent; provided that a merger or consolidation involving the Company shall be permissible without the consent of the Class C Stockholders (for the avoidance of doubt, other than in their capacity as holders of shares of capital stock of the Company). Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties, and their respective successors and permitted assigns. Any assignment or purported assignment in violation of this provision shall be void and of no effect.

8.11 Fees and Expenses. Except as expressly provided herein (including Section 5.9(a)), all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be the responsibility of, and shall be paid by the party incurring such fees or expenses, whether or not the transactions contemplated by this Agreement are consummated.

8.12 Waiver. No failure or delay on the part of any party in exercising any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. Prior to the Sunset Date, the Company shall not waive any right or condition to its obligations under this Agreement unless and until such waiver is approved by the Special Committee.

8.13 No Limitations in Capacity as a Director. Peter J. Solomon is signing this Agreement solely in his capacities as a record holder of and/or a beneficial owner of Class C Preferred Stock, and nothing contained in this Agreement shall prohibit, prevent, preclude, or restrict him from taking or not taking any action in his capacity as a director of the Company.

{Signature Page Follows}

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

MONRO, INC.

By:	/s/ Maureen E. Mulholland
Name:	Maureen E. Mulholland
Title:	Executive Vice President, Chief Legal Officer and Secretary

HOLDERS OF CLASS C CONVERTIBLE PREFERRED STOCK

PETER J. SOLOMON

By:	/s/ Peter J. Solomon
Name:	Peter J. Solomon

ABIGAIL ROSE SOLOMON GRANTOR TRUST

By:	/s/ Peter J. Solomon
Name:	Peter J. Solomon
Title:	Trustee

ABIGAIL SOLOMON 2012 FAMILY TRUST

By:	/s/ Peter J. Solomon
Name:	Peter J. Solomon
Title:	Trustee

JOSHUA N. SOLOMON GRANTOR TRUST

By:	/s/ Peter J. Solomon
Name:	Peter J. Solomon
Title:	Trustee

JOSHUA SOLOMON 2012 FAMILY TRUST

By:	/s/ Peter J. Solomon
Name:	Peter J. Solomon
Title:	Trustee

C-1

KATE SOLOMON 2012 FAMILY TRUST

By:	/s/ Peter J. Solomon
Name:	Peter J. Solomon
Title:	Trustee

KATE SOLOMON 2014 GRANTOR TRUST

By:	/s/ Peter J. Solomon
Name:	Peter J. Solomon
Title:	Trustee

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